                                                                  EXHIBIT 4.1.1

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY

THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

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                                                                               3


                            HQI TRANSELEC CHILE S.A.

                            [    ]% Notes due [    ]

Registered                                                        $[           ]

No. R-[ ]                                                        CUSIP [       ]

            HQI Transelec Chile S.A., a Chilean stock company ("sociedad anonima abierta") duly organized and existing under the laws of the Republic of Chile (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto at the office or agency of the Company in the Borough of Manhattan, The City of New York, on [ , ] by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on [interest payment date] and [interest payment date] of each year, commencing on [first interest payment date], at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the [interest payment date] or [interest payment date], as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this
Note), or, if no interest has been paid on these Notes or duly provided for, from [ , ] (the "original issue date"), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, [other than in the case of interest due on [the first interest payment date],] if the date hereof is after the [record date] or [record date] and before the next succeeding [interest payment date] or [interest payment date], this Note shall bear interest from such [interest payment date] or [interest payment date], as the case may be; provided, however, that if the Company shall default in the payment of interest due on such [interest payment date] or [interest payment date], then this Note shall bear interest from the next preceding [interest payment date] or [interest payment date] to which interest on the Notes has

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                                                                               4


been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from the original issue date. The interest so payable, and punctually paid or duly provided for, on any [interest payment date] or [interest payment date] will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding [record date] or [record date], as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, or may, at the option of the Company, unless this
Note is a Global Security, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. [Interest shall be computed on the basis of a 360-day year of twelve 30-day months.]

            Special Interest. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement dated [ , ], between the Company and the representative of the several Initial Purchasers (the "Registration Agreement"). Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed (or confidentially submitted) with the
Commission on or prior to the [   ]th day following the original issue date,
(ii) the Exchange Offer Registration Statement has not been declared effective
on or prior to the [   ]th day following the original issue date, (iii) neither
the Registered Exchange Offer has been consummated nor the Shelf Registration
Statement has been declared effective on or prior to the [   ]th day following
the original issue date, or (iv) after
either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses
(i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue on the principal amount of Securities affected by such Registration Default (in addition to stated interest on the Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults
have been cured, at a rate equal to [   ]% per annum of the principal amount of
the Securities during the [   ]-day period immediately following the occurrence
of such Registration Default and shall increase by [   ]% per annum at the end
of such [   ]-day period, but in no event shall such rate exceed [   ]% per
annum. The Special Interest will be payable in cash semiannually in arrears each
[   ] and [   ] and otherwise on the terms set forth above with respect to payments of interest. References to interest in this Note and in the Indenture shall be deemed to include references to Special Interest where applicable.

            All payments of or in respect of principal and interest (including Special Interest) in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, penalties, fines, duties, assessments or other governmental charges (or interest on any of the foregoing) of whatsoever nature imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the amounts received by the Holders hereof after such withholding or deduction shall equal the respective amounts of principal and interest (including Special Interest) that would have been receivable in respect of this Note in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of this Note (i) in the case of payments for which presentation of this Note is required, if presented for payment more than 30 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in The City of New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of the applicable 30-day period; (ii) held by a Holder or on behalf of a beneficial owner of this Note who is liable for taxes, penalties, fines, duties, assessments or other governmental charges in respect of this Note by reason of having some present or former, direct or indirect, connection with the Republic of Chile (or any political subdivision or governmental authority thereof or therein), other than the mere holding of this Note or the receipt of principal or interest (including Special Interest) in respect hereof; or (iii) any combination of (i) and (ii). All references to principal, interest and other amounts payable hereunder shall be deemed to include references to any Additional Amounts which may be payable as set forth in the Indenture or in this Note.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, HQI Transelec Chile S.A. has caused this Note to be duly executed.

Dated:                              HQI TRANSELEC CHILE S.A.,


                                    by ___________________________
                                       Name:
                                       Title:


                                    by ___________________________
                                       Name:
                                       Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    [                   ], as Trustee,

                                    by ________________________
                                         Authorized Signatory

                                [REVERSE OF NOTE]

            This Note is one of the duly authorized issue of notes, debentures, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of April 1, 1999 (herein called the
"Indenture"), duly executed and delivered by the Company and [     ], as Trustee
(herein called the "Trustee"), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

            The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture and designated as [ ]% Notes due [ ] (herein called the "Notes"), initially issued in the aggregate principal amount of $[ ]. Additional Notes of this series may be issued from time to time pursuant to the terms of the Indenture; provided, however, that any Securities issued pursuant to the Indenture with the original issue discount ("OID") for United States Federal income tax purposes shall not be issued as part of the series of the Notes if the Notes are originally issued with a different amount of OID or are not issued with OID.

            The Notes may be redeemed at the election of the Company as a whole, but not in part, at any time upon not less than 30 nor more than 60 days' notice by first class mail, at a Redemption Price equal to 100% of the principal amount together with any accrued interest to the Redemption Date, only if (i) the Company certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that would be payable were payments of interest on the Notes subject to a 4% withholding tax as a result of any change in or amendment to the laws or regulations of the Republic of

Chile or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of issuance of the Notes and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts, if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption of the Notes pursuant to the Indenture, the Company shall deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a written Opinion of Counsel to the effect, among other things, that the Company has become obligated to pay such Additional Amounts as a result of a change or amendment described herein and that the Company cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all governmental approvals necessary for the Company to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

            The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes. In addition, subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to make changes that do not adversely affect the rights of any Holder.

            If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

            The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein.

            The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

            The Trustee will be the Paying Agent and the Security Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the Notes.

            Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

            No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

            The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

            Unless otherwise defined herein, all terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ____________________ Your Signature: _____________________________________

____________________________________________________________ Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1) |_|     to the Company; or

      (2) |_| pursuant to an effective registration statement under the Securities Act of 1933; or

      (3) |_| inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (4) |_| outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (5) |_| to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that is purchasing Securities in a minimum principal amount or $250,000 and that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

      (6) |_| pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                                      __________________________
                                                            Your Signature

Signature Guarantee:

Date: ______________________                          __________________________
Signature must be guaranteed                            Signature of Signature

by a participant in a                                         Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

________________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                           ______________________________
                                                  NOTICE: To be executed by
                                                          an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The initial principal amount of this Global Security is $[_________]. The following increases or decreases in this Global Security have been made:

Date of        Amount of         Amount of        Principal        Signature
Exchange       decrease in       increase in      amount of        of
               Principal         Principal        this Global      authorized
               Amount of         Amount of        Security         signatory
               this Global       this Global      following        of Trustee
               Security          Security         such             or
                                                  decrease or      Securities
                                                  increase         Custodian